EXHIBIT 10.4


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                               ATLANTIC COAST BANK
                            2005 AMENDED AND RESTATED
                            DIRECTOR RETIREMENT PLAN


     The Atlantic Coast Bank 2005 Amended and Restated Director Retirement Plan (the "Plan") was originally established on July 1, 2001, was amended and restated effective January 1, 2005, December 11, 2009 and is amended and restated effective May 12, 2010 in order to make certain changes to the Plan's vesting and benefit calculation provisions.

     The  purpose  of the  Plan  is to  provide  retirement  benefits  to  those non-employee members of the Board of Directors ("Directors") who have contributed significantly to the success and growth of Atlantic Coast Bank (the "Bank") and its holding company, Atlantic Coast Federal Corporation (the "Company") (and any successors thereto), and the Bank's predecessor, Atlantic Coast Federal Credit Union, whose services are vital to its continued growth and success in the future and who are to be encouraged to remain a member of such Boards until retirement.

                                   ARTICLE I
                             ELIGIBILITY AND VESTING

     1.1 Eligibility. Each individual who is a Director of the Bank (or any predecessors or successors) shall be eligible to participate in the Plan ("Participants").

     1.2 Vesting.

     (a)  Participants  shall  vest in their  benefits  under this Plan upon the earliest to occur of the date (i) Atlantic Coast Federal, MHC completes a Second-Step Conversion (as defined below), (ii) of a Change in Control, (iii) the Participant dies pursuant to Section 2.2, or (iv) the Plan Administrator, in its sole discretion, accelerates vesting. Notwithstanding the preceding provisions, any Participant who resigns at the request of, or is removed from service by, the Office of Thrift Supervision, Federal Deposit Insurance Corporation or any other regulatory authority for the Bank, shall be ineligible to participate and shall forfeit any benefits under this Plan.

     (b) "Second-Step Conversion" means the conversion and reorganization of Atlantic Coast Federal, MHC, the Company and the Bank from a mutual holding company structure to a fully public ownership structure.

     (c) "Change in Control" means the following:

          (i) A "change in the ownership" of the Bank or the Company, a "change in the effective control" of the Bank or the Company, or a "change in the ownership of a substantial portion of the assets" of the Bank or the Company, each described below. Notwithstanding anything herein to the contrary, a Second-Step Conversion shall not be deemed a Change in Control.

          (ii) A "change in ownership" occurs on the date that anyone person, or more than one person acting as a group (as defined in Treasury Regulation


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     Section  1.409A-3(i)(5)(v)(B)),  acquires ownership of stock of the Bank or
     Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.

          (iii) A "change in the effective control" of the Bank or Company occurs on the date that either (A) anyone person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank or Company possessing 30 percent or more of the total voting power of the stock of the Bank or Company, or (B) a majority of the members of the Bank's or Company's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Bank's or Company's board of directors prior to the date of the appointment or election, provided that this subsection (B) is inapplicable where a majority shareholder of the Bank or Company is another corporation.

          (iv) A "change in a substantial portion of the assets" of the Bank or the Company occurs on the date that anyone person or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank or Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of (A) all of the assets of the Bank or Company, or (B) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets. For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury Regulation Section 1.409A-3(i)(5), except to the extent that such regulations are superseded by subsequent guidance.

                                   ARTICLE II
                                     BENEFIT

     2.1 Appreciation Benefit.

     (a) Upon the earlier to occur of (i) "Separation from Service" (as defined below) at or after age sixty-five (65) ("Normal Retirement Age"), or (ii) the closing date of a Second-Step Conversion, the Bank shall pay the Participant their vested "Appreciation Benefit" (as defined below) payable in equal monthly installments over a period of One Hundred Twenty (120) months (the "Benefit Period"), commencing on the first day of the month following the date payment is scheduled to commence. Any Participant who has at least 240 full months of service, whether continuous or otherwise, may receive such annual benefit for the Benefit Period upon Separation from Service prior to age of 65 provided that the Separation from Service follows a Second-Step Conversion.

     (b) "Separation from Service" means the Participant's retirement or termination from service from the Board. For these purposes, a Participant shall not be deemed to have a Separation from Service until the Participant no longer serves on the Board of the Bank, the Bank's holding company, or any member of a controlled group of corporations with the Bank or holding company within the


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meaning of Final Treasury Regulation ss.1.409A-l(a)(3).  In addition, service on the Board of the Bank as an "emeritus director" will not constitute a Separation from Service until such individual ceases to serve in such capacity. Whether a Participant has had a Separation from Service shall be determined in accordance with the requirements of Final Treasury Regulation ss.1.409A-l(h).

     (c) "Appreciation Benefit" shall mean:

          (i) an amount equal to the lesser of (A) the Prior Benefit Component multiplied by the Issue Price (as defined below), or (B) the Participant's benefit under the Agreement as of December 11, 2009 multiplied by three (3) percent per annum (in the event of a fractional year, the three (3) percent attributable to the fractional year will be reduced proportionately); plus

          (ii) an amount equal to the Stock Award Component (after applying the weighting requirements discussed below) multiplied by the Issue Price; plus

          (iii) an amount equal to the Stock Ownership Component (after applying the weighting requirements discussed below) multiplied by the Issue Price.

          For example, assume the following:

          o    Second Step Conversion takes place on December 11, 2014
          o    Participant's benefit as of December 11, 2009 is $28,800
          o    Prior Benefit Component of 20,000 shares ($28,800 / $1.44)
          o    Stock Award Component of 30,000 shares
          o    Stock Ownership Component of 25,000 shares
          o    Issue Price of $5 ($6.44-$1.44)

               o Prior Benefit Component = $33,387.09 [the lesser of $100,000 (20,000 x $5) or $33,387.09 (28,800 x 3% per annum for five
                    (5) years)]; plus
               o    Stock Award Component = $37,500 (30,000 x .25 x $5); plus
               o    Stock  Ownership  Component  = $93,750  (25,000 x .75 x $5);
                    equals
               o    Appreciation Benefit = $164,637.09

          The Company will pay interest on unpaid balance of the Participant's Appreciation Benefit at the rate of three percent per annum.

          (iv) "Prior Benefit Component" shall mean a number of shares of Company Stock equal to the Participant's benefit under the Agreement as of December 11, 2009, divided by the Fair Market Value of Company Stock (as defined below) on December 11, 2009. For example, the Participant's prior benefit under the terms of the Agreement on December 11, 2009 was $40,000 and the Fair Market Value of Company Stock on December 11, 2009 was $2.00. The Participant is deemed to have, for purposes of the Agreement, 20,000 shares of Company Stock ($40,000/$2.00) in the Prior Benefit Component. For purposes of the Plan, "Fair Market Value of Company Stock" means the per


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     share  closing  price of common  stock of the  Company,  as reported by the principal exchange or market over which the shares are then listed or regularly traded.

          (v) "Stock Award Component" shall mean the number of shares of Company Stock awarded to the Participant under the Atlantic Coast Federal Corporation 2005 Recognition and Retention Plan that are still held by the Participant on December 11, 2009 times 25 percent. For example, on December 11, 2009 the Participant had 100 shares awarded to him under the Atlantic Coast Federal Corporation 2005 Recognition and Retention Plan. For purposes of calculating the Appreciation Benefit, only 25 shares would be counted.

          (vi) "Stock Ownership Component" shall mean the number of shares of Company Stock directly or beneficially owned by the Participant (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, disregarding any beneficial ownership of stock options) as of December 11, 2009 times 75 percent. For example, on December 11, 2009 the Participant directly and beneficially owns 100 shares. For purposes of calculating the Appreciation Benefit, only 75 shares would be counted.

          (vii) "Issue Price" shall mean shall mean the average selling price of a share of Company Stock over the thirty (30) day period immediately preceding the closing of a Second-Step Conversion minus $1.44 (the closing price of Company Stock on December 11, 2009).

     In the event the Participant dies pursuant to Section 2.2, or there is a Change in Control prior to the date of closing of the Second-Step Conversion, the Fair Market Value of the Company Stock as of the date of death or Change in Control will be substituted for "the average selling price of a share of Company Stock over the thirty (30) day period immediately preceding the closing of a Second-Step Conversion" when calculating the Issue Price.

     In the event of any change in Company Stock through stock dividends, split-ups, stock splits or reverse stock splits, recapitalizations, reclassifications, conversions or otherwise, then the Board will make appropriate adjustment or substitution in the aggregate value of the Prior Benefit Component, the Stock Award Component and the Stock Ownership Component.

     2.2 Death Benefit. In the event a Participant dies and has at least 60 full months of service with the Bank, the Company or one of their affiliates or subsidiaries, (whether continuous or otherwise), then the Participant will become vested in his or her Appreciation Benefit. Such Appreciation Benefit shall be paid to the Participant's "Beneficiary" (as defined below) in a lump sum on the first business day of the month following the Participant's death. If a Participant dies prior to attaining 60 full months of service, and is not otherwise vested, then he or she will forfeit his or her Appreciation Benefit. "Beneficiary" means the person(s) designated by the Participant on the form set forth at Appendix A to receive any death benefits hereunder. If the Participant has not designated a Beneficiary, the Participant's spouse shall be the Beneficiary. In the absence of any surviving Beneficiary or spouse, the benefits shall be paid to the Participant's estate.


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     2.3 Unforeseeable Emergency.

     (a) Upon an "Unforeseeable Emergency" (as defined below), (i) a Participant who is vested in his or her benefit hereunder but has not yet begun to receive payments; or (ii) a Participant who is receiving Appreciation Benefits, may request a lump sum payment in an amount necessary (but not exceeding the present value of the remaining benefits) to meet the Unforeseeable Emergency, including an amount necessary to pay any taxes due as a result of such lump sum payment from the Plan. The present value shall be equal to the amount accrued by the Bank in accordance with generally accepted accounting principles.

     (b) "Unforeseeable Emergency" means a severe financial hardship to the Participant or Beneficiary resulting from (i) an illness or accident of the Participant or Beneficiary, his or her spouse, or dependent (as defined in Code
Section 152(a)); (ii) loss of the Participant's or Beneficiary's property due to casualty; or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary. The term "Unforeseeable Emergency" shall be construed consistent with Code Section 409A and the final regulations and other guidance issued thereunder.

     (c) Tax Withholding. All benefits paid under this Plan shall be subject to withholding in accordance with federal and state law.

                                  ARTICLE III
                        ADMINISTRATION CLAIMS PROCEDURES

     3.1 Plan Administrator. The Board of Directors of the Bank (the "Board") is hereby designated the Plan Administrator.

     3.2 Powers of Plan Administrator. As Plan Administrator, the Board shall be responsible for the management, control, interpretation and administration of this Plan and may allocate to others certain aspects of the management and operational responsibilities of the Plan including the employment of advisors and the delegation of any ministerial duties to qualified individuals. All decisions of the Plan Administrator shall be final and binding on all persons.

     3.3 Claims Procedures. Claims for benefits hereunder shall be submitted to the President of the Bank, as agent for the Plan Administrator. In the event a claim for benefits is wholly or partially denied under this Plan, the
Participant or any other person claiming benefits under this Plan (a "Claimant"), shall be given notice of the denial in writing within thirty (30) calendar days after the Plan Administrator's receipt of the claim. The Plan Administrator may extend this period for an additional thirty (30) calendar days. Any denial must specifically set forth the reasons for the denial and any additional information necessary to perfect the claim for benefits. The Claimant shall have the right to seek a review of the denial by filing a written request with the Plan Administrator within sixty (60) calendar days after receipt of the initial denial. Such request may be supported by such documentation and evidence deemed relevant by the Claimant. Following receipt of this information, the Plan Administrator shall make a final determination and notify the Claimant within sixty (60) calendar days of the Plan Administrator's receipt of the request for review together with the specific reasons for the decision.


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                                   ARTICLE IV
                            AMENDMENT AND TERMINATION

     4.1 Amendments. This Plan may be amended at any time with respect to a Participant by a written instrument signed by the Bank and by the Participant.

     4.2 Termination. The Board may completely terminate the Plan. Subject to the requirements of Code Section 409A, in the event of complete termination with respect to such benefits, the Plan shall cease to operate and the Bank shall payout to each Participant his or her account as if that Participant had terminated service as of the effective date of the complete termination. Such complete termination of the Plan shall occur only under the following circumstances and conditions:

     (a) The Board may terminate the Plan within 12 months of a corporate dissolution taxed under Code section 331, or with approval of a bankruptcy court pursuant to II U.S.C. ss.503(b)(1 )(A), provided that the amounts deferred under the Plan are included in each Participant's gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

     (b) The Board may terminate the Plan within the 30 days preceding a Change in Control (but not following a Change in Control), provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by the Bank are terminated so that the Participants and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the termination of the arrangements.

     (c) The Board may terminate the Plan provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Bank or Company, (ii) all arrangements sponsored by the Bank that would be aggregated with this Plan under Final Regulations Section 1.409A-I(c) if the Participant covered by this Plan was also covered by any of those other arrangements are also terminated; (iii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (iv) all payments are made within 24 months of the termination of the arrangements; and (v) the Bank does not adopt a new arrangement that would be aggregated with any terminated arrangement under Final Regulations Section 1.409A-I(c) if the Participant participated in both arrangements, at any time within three years following the date of termination of the arrangement.

     (d) The Board may terminate the Plan pursuant to such other terms and conditions as the Internal Revenue Service may permit from time to time.

                                   ARTICLE V
                              UNFUNDED ARRANGEMENT

     5.1 Unsecured General Creditors. The Participant and Beneficiaries are general unsecured creditors of the Bank for the payment of benefits under this


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Plan. The benefits  represent the mere promise by the Bank to pay such benefits.
The benefits payable under this Plan are payable from the general assets of the Bank and no special fund or arrangement is intended to be established hereby nor shall the Bank be required to earmark, place in trust or otherwise segregate assets with respect to this Plan or any benefits hereunder.

     5.2 Rabbi Trust. The Bank shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Bank may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Bank's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Bank shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Bank. Under no circumstances shall a Participant serve as trustee or co-trustee of any trust established by the Bank pursuant to this Plan.

                                   ARTICLE VI
                                  MISCELLANEOUS

     6.1 No Guarantee of Continued Service on the Board. This Plan does not constitute a guaranty of continued service on the Board.

     6.2 Binding  Effect.  This Plan shall be binding upon the Bank, the Company
and  their   successors  and  assigns,   and  upon  the   Participants  and  the
Beneficiaries and legal representatives of the Participant.

     6.3 No Assignment. Neither the Participant nor any Beneficiary or personal representative of the Participant can assign any of the rights to benefits under this Plan. Any attempt to anticipate, sell, transfer, assign, pledge, encumber or change the Participant's right to receive benefits shall be void. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors.

     6.4 Choice of Law. This Plan shall be construed under and governed by the laws of the State of Georgia, except to the extent preempted by the laws of the United States of America.

     6.5 Payment to Guardians. If a Participant's benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Plan Administrator and the Bank from all liability with respect to such benefit.


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


     IN WITNESS WHEREOF, the Bank has caused this amended and restated Plan to be executed by its duly authorized officer.

                                            ATLANTIC COAST BANK


May 12, 2010                           By:  /s/ Robert J. Larison, Jr.
-----------------------------               -----------------------------------
Date                                        Robert J. Larison, Jr., President
                                            and Chief Executive Officer


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


                                                                      Appendix A

                               ATLANTIC COAST BANK
                            2005 AMENDED AND RESTATED
                            DIRECTOR RETIREMENT PLAN

                             BENEFICIARY DESIGNATION



Name: ________________________________________________________________

I hereby designate the following Beneficiary(ies) to receive any guaranteed payments or death benefits under such Plan, following my death:

PRIMARY BENEFICIARY:

Name:__________________________________  % of Benefit: ___________________

Name:__________________________________  % of Benefit: ___________________

Name:__________________________________  % of Benefit: ___________________


SECONDARY BENEFICIARY (if all Primary Beneficiaries pre-decease the Director):



Name:__________________________________  % of Benefit: ___________________

Name:__________________________________  % of Benefit: ___________________

Name:__________________________________  % of Benefit: ___________________



This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect and this Beneficiary Designation is revocable.



-----------------------------          ----------------------------------------
Date                                   Director


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